SUB-ITEM 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or bylaws:

(a.1.) Articles Supplementary dated October 27, 2014 was previously filed with the SEC as exhibit a.(vi) to Post-Effective Amendment No. 126 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on November 7, 2014 (SEC Accession No. 0001104659-14-078357) and incorporated herein by reference.